                                                                    EXHIBIT 4.11
                          COPYRIGHT SECURITY AGREEMENT

     WHEREAS, MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation ("Mtel"), and each other Subsidiary of Mtel whose name appears at the foot hereof, including SkyTel Corp., a Delaware corporation (Mtel and each such Subsidiary shall be referred to herein individually as a "Pledgor" and collectively, as the "Pledgors"), now own or hold and may hereafter acquire or hold Copyrights (defined as all of the following: any right, title or interest in or to copyrightable works of authorship and the common law and/or statutory copyrights therein, whether now existing or hereafter arising or acquired, all registrations and recordings thereof or similar property rights, all applications in connection therewith, all reissues, extensions or renewals thereof and all rights to copyright and to renew or extend any copyright) including, without limitation, those Copyrights listed on Schedule A hereto, as such Schedule may be amended from time to time by the addition of Copyrights subsequently arising or acquired;

     WHEREAS, the Pledgors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among SkyTel Corp., Mtel and its Subsidiaries referred to therein, the Lenders referred to therein, Chemical Bank, as Administrative Agent (the "Administrative Agent"), Credit Lyonnais New York Branch, as Documentation Agent, and J.P. Morgan Securities Inc., as Co-Syndication Agent; capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement;

     WHEREAS, pursuant to the terms of the Credit Agreement, each of the Pledgors has granted to the Administrative Agent (for the benefit of the Lenders) a security interest in all personal property of such Pledgor including, without limitation, all right, title and interest of such Pledgor in, to and under all of such Pledgor's Copyrights and Copyright licenses (including, without limitation, those Copyright licenses listed on Schedule B hereto), whether now owned, presently existing or hereafter arising, acquired or created, and all products and proceeds thereof and income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of any infringement thereof, to secure, in the case of the Borrower (such term being used herein as defined in the Credit Agreement), the payment of the Obligations (such term being used herein as defined in the Credit Agreement) and in the case of each of the other Pledgors (other than SkyTel Corp.), its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each
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Pledgor does, as security, inthe case of the Borrower, for the Obligations and in the case of each of the other Pledgors (other than SkyTel Corp.), its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement, hereby grant to the Administrative Agent (for the benefit of the Lenders) a continuing security interest in all of such Pledgor's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including without limitation, all goods (including, but not limited to, goods constituting fixtures), accounts, documents, instruments, chattel paper, inventory, machinery, contract rights, general intangibles (including copyrights, trademarks, tradenames and patents), insurance proceeds, cash, bank accounts, intercompany indebtedness, equipment, all FCC and other licenses and the securities pledged to the Administrative Agent (for the benefit of the Lenders), and any products or proceeds thereof and income therefrom; including, without limitation, all of such Pledgor's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

     (i) each Copyright, including, without limitation, each Copyright and Copyright application referred to in Schedule A annexed hereto;

    (ii) each Copyright license, including, without limitation, each Copyright license referred to in Schedule B hereto, to the extent such Copyright license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

   (iii) all products and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by any Pledgor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Copyright license.

(all of the foregoing items or types of property, whether presently existing or hereafter arising or acquired, shall be referred to herein collectively as the "Collateral").

                  Each Pledgor agrees to deliver updated copies of Schedule A and Schedule B to the Administrative Agent at the end of any quarter in which such Pledgor applies for the registration of, registers or otherwise acquires (other than by their creation in the ordinary course of its business) any Copyrights not listed on Schedule A hereto which are registrable or have been registered under the Copyright Act or enters into any Copyright license not listed on Schedule B hereto, and to duly and promptly

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execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of the Borrower, such further instruments or documents (in form and substance satisfactory to the Administrative Agent), and promptly perform, or cause to be performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of Article 8 of the Credit Agreement and this Copyright Security Agreement, and to provide, perfect and preserve the Liens (as defined in the Credit Agreement) of the Administrative Agent for the benefit of the Lenders under the Credit Agreement, the Fundamental Documents (as defined in the Credit Agreement) and this Copyright Security Agreement, in the Collateral or any portion thereof.

     Each Pledgor agrees that if any person, firm, corporation or other entity shall do or perform any acts which the Administrative Agent believes constitute a copyright infringement of any Copyright, or constitute a plagiarism, or violate or infringe any right of a Pledgor or the Lenders therein or if any person, firm, corporation or other entity shall do or perform any acts which the Administrative Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, at any time while an Event of Default (as defined in the Credit Agreement) is continuing, the Administrative Agent may and shall have the right to take such steps and institute such suits or proceedings as the Administrative Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Administrative Agent may take such steps or institute such suits or proceedings in its own name or in the name of the applicable Pledgor or in the names of the parties jointly. The Administrative Agent hereby agrees to give the applicable Pledgor notice of any steps taken, or any suits or proceedings instituted, by the Administrative Agent pursuant to this paragraph.

     This security interest is granted in conjunction with the security interests granted to the Administrative Agent (for the benefit of the Lenders) pursuant to the Credit Agreement. Each Pledgor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent (for the benefit of the Lenders) with respect to the security interest in the Collateral made and granted hereby are subject to, and are more fully set forth in, the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     This Copyright Security Agreement is made for collateralpurposes only. At the earlier of (A) with respect to


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all the Pledgors, such time as all of the Obligations shall have been fully paid and performed and the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled and (B) with respect to the Pledgors other than Mtel, the Flip Date, the grant of the security interest hereunder shall terminate and upon the request of the applicable Pledgors, the Administrative Agent (on behalf of the Lenders) shall execute and deliver to such Pledgors, at the Borrower's or the applicable Pledgor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Administrative Agent (for the benefit of the Lenders) in the Collateral, subject to any disposition thereof which may have been made by the Administrative Agent pursuant to the terms hereof or of the Credit Agreement.

     The Administrative Agent (on behalf of the Lenders) agrees that there will be no assignment of any Copyright, other than the security interest described herein, unless and until there shall occur an Event of Default (such term being used herein as defined in the Credit Agreement) and the Administrative Agent gives written notice to the applicable Pledgor of its intention to enforce its rights against any Copyright.

     So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Credit Agreement and the other Fundamental Documents to which it is a party, each Pledgor may use the Collateral in any lawful manner.

     THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the Pledgors have caused this Copyright Security Agreement to be duly executed as of December 21, 1995 by their officers thereunto duly authorized.


                                             MOBILE TELECOMMUNICATION
                                             TECHNOLOGIES CORP.

                                             By:/s/ J. Robert Fugate
                                                -----------------------------
                                                Name : J. Robert Fugate
                                                Title: Vice President - Finance
                                                       and Chief Financial
                                                       Officer

                                             SKYTEL CORP.


                                             By:/s/ J. Robert Fugate
                                                --------------------------------
                                                Title: J. Robert Fugate
                                                       Vice President - Finance
                                                       and Chief Financial
                                                       Officer

                                             MTEL INTERNATIONAL, INC
                                             MTEL LATIN AMERICA, INC.
                                             MTEL PUERTO RICO, INC.
                                             MTEL PAGING, INC.
                                             UNITED STATES PAGING CORPORATION
                                             DESTINEER CORPORATION
                                             MOBILECOMM EUROPE INC.
                                             MTEL SPACE TECHNOLOGIES CORPORATION
                                             MTEL TECHNOLOGIES, INC.
                                             MTEL MAINE, INC.
                                             COM/NAV REALTY CORP.
                                             INTELLIGENT INVESTMENT PARTNERS,
                                             INC.

                                             By /s/ J. Robert Fugate
                                                ------------------------------
                                                Name : J. Robert Fugate
                                                Title: Vice President - Finance
                                                       and Chief Financial
                                                       Officer

Accepted:

CHEMICAL BANK, as Administrative Agent


By: /s/ Edward Divine
    ----------------------
    Name : Edward Divine
    Title: Managing Director


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STATE OF NEW YORK                   )
                                    :   ss.:
COUNTY OF NEW YORK                  )


     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate, to me known, who, being by me sworn, did say that he is the Vice President-Finance and Chief Financial Officer of Mobile
Telecommunication Technologies Corp., which corporation is described in, and which corporation executed, the above instrument, and that he signed his name by order of the Board of Directors of said corporation.


                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public


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STATE OF NEW YORK                   )
                                    :   ss.:
COUNTY OF NEW YORK                  )


     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate, to me known, who, being by me sworn, did say that he is the Vice President-Finance and Chief Financial Officer of SkyTel Corp., which corporation is described in, and which corporation executed, the above instrument, and that he signed his name by order of the Board of Directors of said corporation.


                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public



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STATE OF NEW YORK                   )
                                    :   ss.:
COUNTY OF NEW YORK                  )


     On the 21st day of December, in the year 1995, before me personally came
J. Robert Fugate, to me known, who, being by me sworn, did say that he is an Authorized Signatory of each of Mtel International, Inc., Mtel Latin America, Inc., Mtel Puerto Rico, Inc., Mtel Paging, Inc., United States Paging Corporation, Destineer Corporation, MobileComm Europe Inc., Mtel Space Technologies Corporation, Mtel Technologies, Inc., Mtel Maine, Inc., COM/NAV Realty Corp. and Intelligent Investment Partners, Inc., which corporations are described in, and which corporations executed, the above instrument, and that he signed his name by order of the Board of Directors of each of the said corporations.


                                            /s/ Helen E. Moss
                                            -----------------------------------
                                            Notary Public



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